Exhibit 10.22

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

FIRST QUARTER 2006 AMENDMENT TO PROCESSING SERVICES AGREEMENT

This First Quarter 2006 Amendment to Processing Services Agreement (“First Quarter 2006 Amendment”) is effective as of the 19th day of May 2006, and is entered into by and between Capital One Services, Inc. (“Capital One”), a Delaware corporation having offices at 1680 Capital One Drive, McLean, Virginia 22102-3491, and Total System Services, Inc. (“TSYS”), a Georgia corporation having offices at 1600 First Avenue, Columbus, Georgia 31901-1804.

For and in consideration of the representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TSYS and Capital One agree as follows:

1.	BACKGROUND.

A.	TSYS and Capital One are parties to that certain Processing Services Agreement, dated August 5, 2005 (hereinafter, the “Agreement”), under which TSYS provides certain processing services.

B.	TSYS and Capital One desire to amend the Agreement to correct certain typographical errors and to modify certain provisions.

2.	AMENDMENT.

A.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 2.1 (hh) and replacing it with the following:

““Commencement Date” shall mean the date on which the main Conversion event identified in the Initial Conversion Plan as Event II is completed. Within [* * *] days after such date, the parties shall execute an acknowledgement thereof in the form of Schedule M.”

B.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 2.1 (jjjj) and replacing it with the following:

““Processing Year” shall mean each consecutive twelve (12) month period measured from (i) the later of April 1, 2007 or the first day of the first month after the date upon which “Event III”, as defined in the Initial Conversion Plan, actually occurs, or (ii) an anniversary of the first day of the first Processing Year. Within [* * *] days after such date, the parties shall execute an acknowledgement thereof in the form of Exhibit M-1 to Schedule M. For example, if the first Processing Year (Processing Year 1) began on June 1, 2007, it would end on May 31, 2008 and Processing Year 2 would begin on June 1, 2008 and end on May 31, 2009. If the final Processing Year is less than twelve (12) months, non-specific references to amounts for such Processing Year shall be appropriately and equitably pro-rated.”

C.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 4.1 and replacing it with the following:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“The term of this Agreement shall begin on the Effective Date and shall continue for five (5) years from the first date of Processing Year 1, unless terminated earlier or extended in accordance with the provisions of this Agreement (the “Initial Term”).”

D.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 8.2 (a)(iii) and replacing it with the following:

“TSYS may Use TSYS Developed Materials that are part of the [* * *] without restriction other than as provided in Sections 8.2(c), 8.11(b), and 8.11(c) below.”

E.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 8.2 (c)(i)(B) and replacing it with the following:

“During the period provided in Section8.2(c)(i)(A) TSYS may [* * *] (or, (i) in the case of a [* * *] that is part of the [* * *], or (ii) in the case of [* * *]) [* * *] an item on the [* * *] List [* * *] ([* * *] by TSYS [* * *]), regardless of the format of the [* * *]; provided that (1) if TSYS provides [* * *], TSYS may follow its normal practice of generally [* * *] to suggest [* * *] and (2) TSYS [* * *] any Restricted Employees (defined below) to [* * *] until the [* * *] of (x) if the Restricted Employee is not [* * *] the Development Pool, [* * *] months after the Commencement Date and (y) if the Restricted Employee is [* * *] the Development Pool, [* * *] months after the date such individual is [* * *] the Development Pool. “Restricted Employee” shall mean (a) any of an aggregate of [* * *] TSYS Personnel that Capital One may [* * *] (none of which may be [* * *] level or higher and no more than [* * *] of which may be [* * *]) and (b) any TSYS Personnel selected by TSYS to be [* * *] the Development Pool, in each case who were involved in the [* * *] of the [* * *] the applicable item on the [* * *] List.”

F.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 8.2 (c)(ii)(B) and replacing it with the following:

“During the period provided in Section 8.2(c)(ii)(A), TSYS may [* * *] (or, (i) in the case of a [* * *] that is part of the [* * *], [* * *] an item on the [* * *] List [* * *] ([* * *] by TSYS [* * *] to [* * *]), regardless of the format of the [* * *]; provided that (1) if TSYS provides [* * *], TSYS may follow its normal practice of generally [* * *] to suggest [* * *] and (2) TSYS [* * *] any individual involved in the [* * *] of such [* * *] for Capital One to [* * *] such [* * *] until after such individual [* * *] the Development Pool.”

G.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 8.2 (d) and replacing it with the following:

“Access to [* * *]. Notwithstanding any [* * *] TSYS has with [* * *], if Capital One requests [* * *] contained in [* * *] that TSYS [* * *] for [* * *], TSYS shall [* * *] that [* * *] to Capital One [* * *] (other than [* * *] pursuant to Schedule [* * *] for any [* * *] that may be required to integrate such [* * *] with [* * *] TS2).”

H.	TSYS and Capital One hereby amend the Agreement by deleting in its entirety, Section 14.1 (b) and replacing it with the following:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“as of the Commencement Date, the TSYS System and [* * *] will conform to the [* * *] for the Initial Conversion except as otherwise set forth in the Initial Conversion Plan; and”

3.	GENERAL.

A.	Except as otherwise modified herein, the capitalized terms used in this First Quarter 2006 Amendment shall have the meaning specified in the Agreement.

B.	Except as amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, TSYS and Capital One have caused this First Quarter 2006 Amendment to be executed as of the date below on their behalf by their duly authorized officers, effective as of the date first above-written.

CAPITAL ONE SERVICES, INC.		TOTAL SYSTEM SERVICES, INC.

By:	/s/ Katherine Busser	By:	/s/ Barry Tompkins
Title:	Executive Vice President	Title:	Group Executive
Date:	2/29/08	Date:	2/15/08